                                                                       EXHIBIT 4




                           WARRANT PURCHASE AGREEMENT

                                December 9, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

1.   PURCHASE AND SALE OF THE WARRANT.........................................1

     1.1.  Sale and Issuance of the Warrant...................................1
     1.2.  Closing............................................................1

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................1

     2.1.  Authorization......................................................1
     2.2.  Valid Issuance of the Warrant......................................2
     2.3.  Offering...........................................................2
     2.4.  Non-Contravention..................................................2
     2.5.  Capitalization.....................................................3
     2.6.  Legal Proceedings..................................................3
     2.7.  No Violations......................................................3
     2.8.  Governmental Permits, Etc..........................................3
     2.9.  Financial Statements...............................................4
     2.10. No Material Adverse Charge.........................................4
     2.11. Additional Information.............................................4
     2.12. Intellectual Property..............................................4
     2.13. Listing............................................................4

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR...........................5

     3.1.  Authorization......................................................5
     3.2.  Purchase Entirely for Own Account..................................5
     3.3.  Investment Experience..............................................5
     3.4.  Accredited Investor................................................5
     3.5.  Restricted Securities..............................................5
     3.6.  Further Limitations on Disposition.................................5
     3.7.  Legends............................................................6

4.   CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING..........................6

     4.1.  Representations and Warranties.....................................7
     4.2.  Performance........................................................7
     4.3.  Qualifications.....................................................7
     4.4.  Proceedings and Documents..........................................7
     4.5.  Registration Rights Agreement......................................7

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.......................7

     5.1.  Representations and Warranties.....................................7

     5.2.  Payment of Purchase Price..........................................7
     5.3.  Qualifications.....................................................7

6.   MISCELLANEOUS............................................................7

     6.1.  Survival of Warranties.............................................7
     6.2.  Successors and Assigns.............................................8
     6.3.  Governing Law......................................................8
     6.4.  Counterparts.......................................................8
     6.5.  Titles and Subtitles...............................................8
     6.6   Notices............................................................8
     6.7.  Finder's Fee.......................................................8
     6.8.  Expenses...........................................................8
     6.9.  Amendments and Waivers.............................................9
     6.10. Severability.......................................................9
     6.11. Corporate Securities Law...........................................9
     6.12. Entire Agreement...................................................9

SCHEDULE A  Schedule of Investors

EXHIBIT A   Form of Warrant
EXHIBIT B   Registration Rights Agreement

                       DIGITAL GENERATION SYSTEMS, INC.

                          WARRANT PURCHASE AGREEMENT

          THIS WARRANT PURCHASE AGREEMENT is made as of the 9th day of December, 1998, by and among Digital Generation Systems, Inc., a California corporation (the "Company"), and Moon Doggie Family Partnership (the "Investor").

          WHEREAS, the Company desires to sell, and the Investor desires to purchase for an aggregate purchase price of nine thousand four hundred ninety dollars and forty-four cents ($9,490.44), a warrant, in the form attached hereto as Exhibit A (the "Warrant"), to purchase one million four hundred sixty and
   ---------
sixty-seven (1,460,067) shares of the Company's Common Stock (the "Warrant Shares") and with an exercise price equal three dollars and twenty-five cents ($3.25) (the "Purchase Price").

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:


1.  PURCHASE AND SALE OF THE WARRANT.
    --------------------------------


    1.1.  SALE AND ISSUANCE OF THE WARRANT.
          --------------------------------


          (a)  On or prior to the Closing, the Company shall have authorized
               (i) the sale and issuance to the Investor of the Warrant and
               (iii) the issuance of the Warrant Shares to be issued upon exercise of the Warrant.

          (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, a Warrant to purchase the Warrant Shares, for the purchase price set forth such Investor's name on Schedule A hereto.
                                       ----------


    1.2.  CLOSING.
          -------

          The purchase and sale of the Warrant shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP,
155 Constitution Drive, Menlo Park, California, at 10:00 A.M., on December 9, 1998, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a Warrant to purchase the Warrant Shares, against payment of the purchase price therefor by check or wire transfer.


2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby
    ---------------------------------------------
represents and warrants to the Investor that:


    2.1.  AUTHORIZATION.
          -------------

          All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), the
                   ---------
performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Warrant being sold hereunder and the Warrant Shares issuable upon conversion of the Warrant has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.


    2.2  VALID ISSUANCE OF THE WARRANT.
         -----------------------------

         The Warrant that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of the Warrant purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Amended and Restated Articles of Incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Company agrees that, prior to the expiration of the Warrant, the Company will at all time have authorized and reserved, and will keep available, solely for issuance or delivery upon the exercise of the Warrant, the number of shares of Common Stock as from time to time shall be issuable upon the exercise of the Warrant.


    2.3. OFFERING.
         --------

         Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Shares and the Warrants as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.


    2.4. NON-CONTRAVENTION.
         -----------------

         To the best of the Company's knowledge, the execution and delivery of this Agreement and the Warrant, the issuance of the Warrant Shares to be issued by the Company upon conversion of the Warrant, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the Articles of Incorporation (the "Charter") or the Bylaws of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any either agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States, other than with respect to "blue sky" laws, is required for the valid issuance and sale of the Warrant and the Warrant Shares to be issued pursuant to this Agreement (other than such as have been made or obtained).


    2.5. CAPITALIZATION.
         --------------

         All documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement (the "SEC Filings") accurately reflected the capitalization of the Company as of their respective filing or effective dates, as the case may be. The Warrant Shares and the shares of Common Stock of the Company issuable upon conversion of that certain Warrant No. 2 to Purchase Common Stock of even date herewith issued to the Investor (together, the "Combined Shares") represent greater than fifty percent (50%) of the sum of (a) the Combined Shares and (b) the number of shares of Common Stock of the Company issuable upon exercise of those warrants issued pursuant to that certain Common Stock and Warrant Purchase Agreement of even date herewith, by and among the Company and certain investors.


    2.6. LEGAL PROCEEDINGS.
         -----------------

         Except as disclosed in the SEC Filings, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.


    2.7. NO VIOLATIONS.
         -------------

         Except as disclosed in the SEC Filings, the Company is not in violation of its Charter or Bylaws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, which default, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company or which would otherwise have a material adverse effect on the Investor, and there exists no condition which, with the passage of time or the giving of notice or both, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any indebtedness.


    2.8  GOVERNMENTAL PERMITS, ETC.
         -------------------------

         Except as disclosed in the SEC Filings, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, the absence of which would have a material adverse effect on the business or operations of the Company.

    2.9.  FINANCIAL STATEMENTS.
          --------------------

          Except as disclosed in the SEC Filings, the financial statements of the Company and the related notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, present fairly the financial position of the Company as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.


    2.10. NO MATERIAL ADVERSE CHARGE.
          --------------------------

          Except as disclosed in the SEC Filings, since September 30, 1998, there has not been any material adverse change in its business, financial condition or results of operations.


    2.11. ADDITIONAL INFORMATION.
          ----------------------

          The Company has filed in a timely manner all SEC Filings. The SEC Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, as of their respective filing or effective dates, and the information contained therein was true and correct in all material respects as of the date or effective date of such documents, and each of the SEC Filings, as of such date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


    2.12. INTELLECTUAL PROPERTY.
          ---------------------

          Except to the extent that the failure to comply with any of the following statements would not have a material adverse effect on the business or operations of the Company, the Company hereby represents and warrants that as of the date hereof:


          (a) the Company has the right to use all intellectual property (the "Intellectual Property") now used by it in its business;

          (b) the Company owns all right, title and interest in and to, all of the intellectual property it owns, free and clear of any liens or encumbrances;

          (c) in any case in which the Company does not own Intellectual Property, it has good and valid licenses for the same which are in full force and effect; and

          (d) no claims have been asserted with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement.


    2.13. LISTING.
          -------

          The Company shall use its best efforts to comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Warrant Shares and the listing of the Warrant Shares on the Nasdaq National Market.

3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby
    ----------------------------------------------
represents and warrants that:

    3.1.  AUTHORIZATION.
          -------------

          Such Investor has full power and authority to enter into this Agreement and the Registration Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.


    3.2.  PURCHASE ENTIRELY FOR OWN ACCOUNT.
          ---------------------------------

          This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Warrant to be received by such Investor and the Warrant Shares issuable upon exercise of the Warrant to be received by such Investor (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.


    3.3.  INVESTMENT EXPERIENCE.
          ---------------------

          Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Warrant.


    3.4.  ACCREDITED INVESTOR.
          -------------------

          Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.


    3.5.  RESTRICTED SECURITIES.
          ---------------------

          Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.


    3.6.  FURTHER LIMITATIONS ON DISPOSITION.
          ----------------------------------

          Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Registration Rights Agreement provided and to the extent this Section 3 and such agreement are then applicable, and:


          (a) There is then in effect a Registration Statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.


    3.7  LEGENDS.
         -------

         It is understood that the certificates evidencing the Securities may bear one or all of the following legends:


         (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

         (c)  Any legend required by applicable blue sky law.


4.  CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the
    -----------------------------------------------
Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

    4.1.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.


    4.2.  PERFORMANCE.
          -----------

          The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.


    4.3.  QUALIFICATIONS.
          --------------

          All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.


    4.4.  PROCEEDINGS AND DOCUMENTS.
          -------------------------

          All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor's special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.


    4.5.  REGISTRATION RIGHTS AGREEMENT.
          -----------------------------

          The Company and the Investor shall have entered into the Registration Rights Agreement.


5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the
    --------------------------------------------------
Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:


    5.1.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          The representations and warranties of the Investor contained in
Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.


    5.2.  PAYMENT OF PURCHASE PRICE.
          -------------------------

          The Investor shall have delivered the purchase price specified in
Section 1.1.


    5.3.  QUALIFICATIONS.
          --------------

          All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.


6.  MISCELLANEOUS.
    -------------

    6.1.  SURVIVAL OF WARRANTIES.
          ----------------------

          The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

    6.2.  SUCCESSORS AND ASSIGNS.
          ----------------------

          Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


    6.3.  GOVERNING LAW.
          -------------

          This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.


    6.4.  COUNTERPARTS.
          ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


    6.5.  TITLES AND SUBTITLES.
          --------------------

          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


    6.6.  NOTICES.
          -------

          Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, deposit with a nationally recognized overnight courier, confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.


    6.7.  FINDER'S FEE.
          ------------

          Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.


    6.8.  EXPENSES.
          --------

          Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrant or the Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    6.9.  AMENDMENTS AND WAIVERS.
          ----------------------

          Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.


    6.10. SEVERABILITY.
          ------------

          If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


    6.11. CORPORATE SECURITIES LAW.
          ------------------------

          THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


    6.12. ENTIRE AGREEMENT.
          ----------------

          This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             DIGITAL GENERATION SYSTEMS, INC.

                             By: /s/ Henry W. Donaldson
                                -------------------------------------
                                Henry W. Donaldson,
                                President and Chief Executive Officer

                   Address:  875 Battery Street
                             San Francisco, CA  94111

                             INVESTOR:

                             /s/ Scott K. Ginsburg for Moon Doggie
                             -------------------------------------
                             Family Partnership
                             ------------------
                             Scott K. Ginsburg

                   Address:  17340 Club Hill Drive
                             Dallas, Texas  75248

                                  SCHEDULE A
                                  ----------

                             SCHEDULE OF INVESTORS
                             ---------------------

NAME AND ADDRESS                               PURCHASE PRICE
----------------                               --------------
                                               OF WARRANT
                                               ----------

Moon Doggie Family Partnership                 $9,490.44

                                   EXHIBIT A
                                   ---------

                                Form of Warrant

                                   EXHIBIT B
                                   ---------

                         Registration Rights Agreement